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                                                                       EXHIBIT 1


                   [PRESIDENTIAL LIFE INSURANCE COMPANY LOGO]

                                                           NYACK, NEW YORK 10960
                                                                    914-358-2300


                                   CERTIFICATE

        I, DONNA STONER, Assistant Secretary of PRESIDENTIAL LIFE INSURANCE COMPANY (the "Corporation"), a New York corporation, DO HEREBY CERTIFY that the attached copies of resolutions and extracts of a meeting of the directors of the Company are true and complete copies of such resolutions and such extracts of minutes and that the resolutions and actions set forth therein were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on the 26th day of August, 1987, at which meeting a quorum was present and acting throughout.

        I FURTHER. CERTIFY that the attached resolutions have not been amended or rescinded and that each and every part thereof is in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 15th day of October, 1987.


                                       /s/ DONNA STONER
                                       -----------------------------------------
                                       DONNA STONER, Assistant Secretary


(SEAL)


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                       PRESIDENTIAL LIFE INSURANCE COMPANY
                           SEPARATE ACCOUNT RESOLUTION


        RESOLVED, That this Company is hereby authorized to establish one or more separate accounts in accordance with state insurance laws and to issue variable and fixed annuity contracts and variable and fixed life insurance policies with the reserves for such contracts and policies being segregated in such separate accounts or in the general accounts of this Company in the manner specified in the said accounts; and

        FURTHER RESOLVED, That the Chairman of this Company or such other Executive Officer of this Company as shall be designated by the Chairman is hereby authorized to designate such separate accounts as may be deemed necessary or convenient and to register such separate accounts and those variable and fixed annuity contracts and life insurance policies authorized hereby under such federal securities laws as are deemed appropriate; and

        FURTHER, RESOLVED, That the Chairman of this Company or such other Executive Officer of this Company as shall be designated by the Chairman is hereby authorized to invest such sums in any separate account established hereby as may be deemed necessary or appropriate to comply with requirements of applicable law; and

        FURTHER RESOLVED, That the Chairman of this Company and such other Executive Officers of this Company as may be appropriate, are hereby authorized to do any act necessary or appropriate to carry out the intent of this resolution.


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                       PRESIDENTIAL LIFE INSURANCE COMPANY
                                   RESOLUTION
                           VARIABLE ANNUITY CONTRACTS

        WHEREAS, the Company is desirous of developing and marketing certain types of variable and fixed annuity contracts which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws; and

        WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

        NOW THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of variable and fixed annuity contracts; and further

        RESOLVED, that the Company is hereby authorized to establish and to designate one or more separate accounts of the Company in accordance with the provisions of state insurance law. The purpose of any such separate account shall be to provide an investment medium for such variable and fixed annuity contracts issued by the Company as may be designated as participating therein. Any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable and fixed annuity contracts participating therein; (ii) such assets of the Company as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Company's reserve liability under the variable and fixed annuity contracts participating in such separate accounts; or as may be necessary for the establishment of such separate accounts; (iii) the dividends, interest and gains produced by the foregoing; and further

        RESOLVED, that the proper officers of the Company are hereby authorized:

        (i) to register the variable and fixed annuity contracts participating in any such separate accounts under the provisions of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

        (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

        (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;


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        (iv)    to apply for exemption from those provisions of the
                aforementioned Acts as shall be deemed necessary and to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Act;

        (v) to file the variable and fixed annuity contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

        (vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and further

        RESOLVED, that for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the Chairman of the Company and the Secretary of the Company, and each of them, are hereby designated as attorneys and agents of the Company; and the appropriate officers of the Company be, and they hereby are, authorized and directed to grant the power of attorney of the Company to the Chairman of the Company and the Secretary of the Company by executing and delivering to such individuals, on behalf of the Company, a power of attorney; and further

        RESOLVED, that in connection with the offering and sale of the fixed and variable annuity contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Company be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper State authorities, on behalf of and in the name of the Company, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the fixed and variable annuity contracts in such jurisdictions; and further

        RESOLVED, that the forms of any resolutions required by any State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into these minutes copies of such resolutions; and further

        RESOLVED, that the officers of the Company, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.


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